EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated August 20, 2010 in the Amendment No. 2 to the Registration Statement (File No. 333-168381) and related Prospectus of Claymore Securities Defined Portfolios, Series 708.


                                                          /s/ Grant Thornton LLP
                                                              ------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
August 20, 2010